                                                                    EXHIBIT 99.J

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 52 to the registration statement on Form N-1A (the "Registration Statement") of our report dated November 20, 1998, relating to the financial statements and financial highlights appearing in the September 30, 1998 Annual Report of the twenty-four portfolios of MAS Funds, which is also incorporated by reference into the Registration Statement.

We also hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Registration Statement of our report dated November 20, 1998, relating to the financial statements and financial highlights appearing in the September 30, 1998 Annual Report of the Advisory Foreign Fixed Income Portfolio and the Advisory Mortgage Portfolio of MAS Funds, which is also incorporated by reference into the Registration Statement.

We also consent to the references to us under the heading "Financial Highlights" in each Prospectus and under the headings "Other Service Providers" and "Financial Statements" in the Statement of Additional Information.




PricewaterhouseCoopers LLP
Boston, Massachusetts
January 29, 1999